EXHIBIT 99 (b)


PRO FORMA CONSOLIDATED STATEMENTS
OF OPERATIONS (g)                          Quarter Ended  Six Months Ended
James River Corporation of
Virginia and Subsidiaries
(in millions, except per share amounts)    June 25, 1995     June 25, 1995
Net sales                                       $1,573.4          $2,979.6
Cost of goods sold                               1,196.3           2,297.7
Selling and administrative expenses                265.0             494.3
Severance and other items                                              8.3
    Income from operations                         112.1             179.3
Interest expense                                    52.0             104.0
Other income, net                                   10.5              24.2
    Income before income taxes and
       minority interests                           70.6              99.5
Income tax expense                                  30.4              42.9
    Income before minority interests                40.2              56.6
Minority interests                                  (1.7)             (0.5)
    Net income                                     $38.5             $56.1
Preferred dividend requirements                    (14.7)            (29.3)
    Net income applicable to common shares         $23.8             $26.8

Net income per common share                         $.29              $.32

Weighted average number of common shares            83.4              83.2


PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (g)
James River Corporation of Virginia and Subsidiaries
(in millions)                                              June 25, 1995
ASSETS:
Cash and cash equivalents                                          $43.4
Accounts receivable                                                870.0
Inventories                                                        794.6
Other current assets                                               144.2
    Total current assets                                         1,852.2
Net property, plant and equipment                                4,040.9
Investments in affiliates                                          126.7
Other assets                                                       437.0
Goodwill                                                           774.4
    Total assets                                                $7,231.2
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable and other current liabilities                  $1,057.6
Current portion of long-term debt                                  228.6
    Total current liabilities                                    1,286.2
Long-term debt                                                   2,351.0
Accrued postretirement benefits other than pensions                448.0
Other long-term liabilities                                        278.0
Deferred income taxes                                              485.9
Minority interests                                                 167.8
Preferred stock                                                    740.3
Common shareholders' equity                                      1,474.0
    Total liabilities and shareholders' equity                  $7,231.2


(g) In connection with the announced spin-off of a substantial part of James River's Communications Papers Business and the specialty paper-
based portion of its Food & Consumer Packaging Business (the "Spin-Off"), James River has formed a new subsidiary, Crown Vantage Inc. ("Vantage") into which the assets and liabilities of the spun-off operations will be transferred. The pro forma consolidated statements of operations and consolidated condensed balance sheet are based on James River's financial statements, as adjusted to give pro forma effect to (i) James River's receipt of cash in connection with the Spin-Off of Vantage, (ii) the receipt of a pay-in-kind note to James River from Vantage and (iii) the execution of the transition agreements between James River and Vantage. The pro forma information is presented as if the Spin-Off had been completed as of June 25, 1995, for the pro forma consolidated condensed balance sheet and as the beginning of 1995 for each period for which pro forma consolidated statements of operations are presented. The pro forma financial information does not purport to represent the actual financial position as it will finally be recorded, or the results of operations which would actually have been reported if the Spin-Off had occurred on the dates or for the periods indicated, or which may be reported in the future.